FOR IMMEDIATE RELEASE

QUANTUM SOLAR POWER CORP. ANNOUNCES THE ADDITION OF NEW BOARD MEMBERS

Santa Fe, NM (Market Wire) June 1, 2010 – Quantum Solar Power Corp (“Quantum”) (OTCBB: QSPW), is pleased to announce that it has appointed Huitt Tracey and Robert Kramer, CA, CPA (Illinois) to its Board of Directors.

Huitt Tracey has been involved in the North American venture capital markets for over 20 years. Serving in capacities as a stockbroker, Director, Officer or IR consultant, he has provided expertise to many companies in industries including advanced technology, IP, telecommunication, bio-technology, energy and mining. In more than a decade as an Account Executive with brokerage firms that specialize in the corporate financing of American and Canadian ventures, he assisted in the initial public offering and development funding of many now well-established companies that pioneered innovative and disruptive technologies.

Robert Kramer has been a founder/principal of a number of private companies offering commercial real estate financing, venture capital and tax driven investments. He was a joint venture partner in an enterprise that raised exploration funding for approximately 20 Canadian mining companies. Robert has served in senior executive and non-executive positions with public mining and technology companies, and is presently Director and Chair of the Audit Committee of NYSE Amex listed Metalline Mining Company. A graduate of the University of California at Berkeley with a degree in economics, Robert has been a member of the Canadian Institute of Chartered Accountants and the Institute of Chartered Accountants of British Columbia for over 35 years. He is a Registered Certified Public Accountant in the State of Illinois and a member of the Washington Society of Certified Public Accountants. In 2005 he was admitted as a Fellow to The Institute of Chartered Secretaries and Administrators.

Daryl Ehrmantraut, CEO/President of Quantum Solar commented, “With Mr. Tracey and Mr. Kramer joining our board, Quantum gains their substantial expertise in corporate governance and finance. Their experience and understanding of technology companies will be a tremendous advantage as we move from the development stage to commercialization. We welcome their expertise and enthusiasm as new board members.”

About Quantum Solar Power Corporation
Quantum Solar Power Corporation is developing a “Next Generation Device” (NGD™) solar cell technology. Quantum’s NGD™ is a patent pending, laboratory model that utilizes a new approach to solar power conversion with the potential to remove the necessity of utilizing expensive silicon semiconductor-based technologies. We believe Quantum’s NGD™ technology has the potential to match the efficiency of crystalline silicon PV at the cost of thin film PV. The anticipated NGD™ technology is free of any rare-earth element dependencies found in other current solar technologies. We believe Quantum has the potential to create solar cells (through manufacturing partnerships) at significantly less cost per watt than current technology. Quantum Solar Power is headquartered in Santa Fe, New Mexico and can be found on the web at: www.quantumsp.com

Forward-Looking Statements
This news release contains forward-looking statements regarding future events and Quantum’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and constitute "forward looking information" within the meaning of U.S. securities laws. These statements include statements about Quantum's planned technological development plan and are based on material factors and assumptions including Quantum's management's current expectations, estimates, forecasts, and projections about the industry in which Quantum operates and the beliefs and assumptions of Quantum's management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions, are intended to identify such forward-looking statements. In addition, any statements that refer to projections of Quantum's future financial performance, Quantum's anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including the risk that Quantum's technological development plan may not be successful, and those risks identified in Quantum’s Quarterly Report on Form 10-Q for the nine months ended March 31, 2010. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Quantum undertakes no obligation to revise or update any forward-looking statements for any reason.

Contact:

Erik Cathcart
Media Relations Contact
Quantum Solar Power Corp.
3900 Paseo Del Sol
Santa Fe, NM 87507
eoc@quantumsp.com
+1 (505) 216-0725